MERRILL LYNCH VARIABLE SERIES FUNDS, INC./

MERRILL LYNCH CORE BOND V.I. FUND

SERIES #3

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
11/8/2004	Barrick Gold Finance Inc. 4.88% 11/15/24	$350,000,000	$1,190,000

Merrill Lynch

Morgan Stanley & Co

Barclays Capital

Bear, Stearns & Co. Inc

Citigroup Global Markets Inc

Credit Suisse First Boston LLC

Goldman, Sachs & Co

J.P. Morgan Securities Inc

Mitsubishi Securities International plc